                                                                  Exhibit (n)(3)

                        CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IV (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of February 9, 1998



                                        /s/ JAMES B. O'NEILL
                                        -------------------------------
                                        James B. O'Neill

                        CONSENT TO BEING NAMED AS TRUSTEE


        The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IV (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of February 9, 1998


                                        /s/ DONALD J. PUGLISI
                                        -------------------------------
                                        Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE


              The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IV (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated as of February 9, 1998


                                        /s/ WILLIAM R. LATHAM, III
                                        -------------------------------
                                        William R. Latham, III